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                                                                  EXHIBIT 10(DD)

                              AGREEMENT AND RELEASE

This Agreement is made and entered into this 27th day of December 2005 between VF Corporation (the "Company") and John P. Schamberger ("Employee");

WHEREAS, Employee is currently employed by the Company in the position of Vice President-Cross Coalition in an at-will employment relationship; and

WHEREAS, the Parties agree that Employee will separate from his employment with the Company on March 31, 2006.

NOW, THEREFORE, in consideration of the mutual agreements and promises set forth within this Agreement, the Company and Employee voluntarily agree to the following terms, each of which is material.

     1. CASH CONSIDERATION. As valuable and sufficient consideration for each and all of the Employee's obligations and promises set forth below, the Company will provide the following:

          1.1 The Company shall pay Employee $340,350.00 on September 31, 2006 and $56,725.00 (salary/car allowance) per month for the period beginning October 1, 2006 and running through the Final Payment Date (hereinafter defined), subject to applicable federal, state and local taxes. In the event of the death of Employee before the Final Payment Date, the balance of such payments shall be paid to Employee's estate. Except as otherwise provided in Section 3.1 of this Agreement, if Employee remains in compliance with his obligations pursuant to this Agreement, payments made pursuant to this section will not be rescinded, regardless of future earnings. "Final Payment Date" means March 31, 2008, or, if earlier, the date payments cease pursuant to Section 3 hereof.

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Agreement and Release for John P. Schamberger

          1.2 Employee shall be eligible to receive a 2005 bonus under the Company's Executive Incentive Compensation Plan at the time 2005 bonuses are awarded to other executives of the Company in 2006. Employee will not be eligible to receive a 2006 bonus. Employee will not receive any equity awards in 2006 or thereafter.

In accordance with and subject to the provisions of the Company's 1996 Stock Compensation Plan (the "Stock Compensation Plan"), Employee will be eligible to exercise outstanding stock options, which are otherwise exercisable in accordance with the Stock Compensation Plan, up to and including the Final Payment Date. If employee elects to retire under the VF Pension Plan prior to the Final Payment Date, stock options may be exercised through March 31, 2009.

          1.3 In accordance with and subject to the terms of the Mid-Term Plan established under the Company's 1996 Stock Compensation Plan, Employee is eligible to receive payout with respect to the 2003-2005 cycle under the Mid-Term Plan at the time the payout is made to other eligible executives.

          1.4 In accordance with and subject to the terms of the 2004 Mid-Term Plan established under the Company's 1996 Stock Compensation Plan, Employee is eligible to receive a pro rata payout for the 2004-2006 cycle and a pro rata payout for the 2005-2007 cycle, payable at the time the payout is delivered to other eligible executives. Such pro rata payout shall be determined from the beginning of the cycle to the earlier of the end of the cycle or the Final Payment Date.

          1.5 The Parties agree that the Company has no prior legal obligation to make the payments or provide the benefits agreed to in Section
               1.1 through 1.5


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     2.   OTHER EMPLOYEE BENEFITS. As valuable and sufficient consideration for each and all of the Employee's obligations and promises set forth below, the Company will also provide the following:

          2.1 Employee shall be eligible for continued coverage under the Company's medical insurance plan at active employee rates from April 1, 2006 through the Final Payment Date.

          2.2 Employee shall be eligible for Company sponsored financial counseling through the Final Payment Date.

          2.3 Employee will not be eligible to make contributions to the VF Executive Deferred Savings Plan II after March 31, 2006.

          2.4 The Parties agree that the Company has no prior legal obligation to make the payments or provide the benefits agreed to in Section
               2.1 through 2.3.

     3. EMPLOYEE'S REPRESENTATIONS. Employee hereby represents and warrants to and agrees with the Company as follows, with full knowledge that the Company intends to rely thereon:

          3.1  Covenant not to Compete.

               a) From the date of this Agreement through March 31, 2008, Employee agrees not to serve as an employee, director, consultant or advisor to any of the following companies or their subsidiaries or affiliates: Sara Lee Corporation, Levi Strauss & Co., NIKE Inc, Columbia Sportswear Company, The Timberland Company, Wal*Mart, Target, Kohls, J.C. Penney. Employee acknowledges and agrees that this covenant serves


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                    the legitimate business interests of the Company to protect its confidential information, trade secrets, good will and customer contacts. Employee further acknowledges and agrees that in the event that he breaches this covenant not to compete the damage to the Company would be irreparable and that money damages will not adequately compensate the Company for its injuries. Accordingly, Employee agrees that in the event he breaches this covenant not to compete the Company will be entitled to an immediate order from a court of competent jurisdiction commanding Employee to cease his violation and enjoining Employee from further violation of the covenant not to compete. Employee further agrees that the Company would be entitled to recovery of its cost and attorney fees incurred as a result of the violation.

                    In the event of a breach of this Section 3.1 (a), the Company shall have no further obligation under Sections 1 and 2 above. In the event that injunctive relief is requested by and granted the Company, the Company shall be obligated under Sections 1 and 2 for the period of time during which the injunction is in effect up to and including March 31, 2008.

               b) Employee agrees to advise the Chief Executive Officer of the Company in writing if he seeks to be hired prior to March 31, 2008 as an employee, director, consultant or advisor of any company significantly engaged in the apparel business not listed in Section 3.1. In the event of such hire without the prior written consent of the Company, the Final Payment Date shall be the date of such hiring.

          3.2 Confidential Information. Employee acknowledges that as an employee of the Company he has had access to and may be in possession of non-public information about the Company and its business plans and


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               strategies. Therefore, Employee and each other person
               controlling, controlled by or under common control with Employee, shall not disclose directly or indirectly to any person or entity outside the employ of the Company, without the express written authorization of the Company, unless required by subpoena of a court of law, any business plans, customer list, pricing strategies, customer files and records, any proprietary data or trade secrets, or any other confidential information of the Company, or any financial information about the Company or its business not in the public domain. For purposes of this Section, the term "Company" shall include the Company and its subsidiaries, related corporations and affiliates.

          3.3 Non-disparagement. Employee agrees never to disparage or make false statements about the Company, its predecessors, successors, or affiliates, or any employees or agents of the Company.

          3.4 No Contact. From April 1, 2006 through March 31, 2008, the Employee agrees not to initiate or maintain contact with any officer, director, or employee of the Company or its affiliates regarding the Company's or any affiliate's business, prospects, operations, or finances, except with the express written permission of the Company, other than as initiated by the Company.

          3.5 No Solicitation. From April 1, 2006 through March 31, 2008, Employee will not, directly or indirectly, for himself or on behalf of any third party solicit for employment or otherwise cause any employee or officer of the Company or any of its subsidiaries to terminate his or her employment relationship with the Company or any of its subsidiaries.

          3.6 Return of Company Property. Employee shall promptly return any and all items in his possession which are owned by or otherwise the


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               property of the Company or its affiliates, including the Company credit card, cell phone, laptop computer, and Blackberry.

          3.7 Board Resignation. Employee hereby resigns, effective April 1, 2006, from all positions as an officer or director of the Company, its subsidiaries and affiliates, to which he has been elected or appointed.

          3.8 Confidentiality. Employee will not reveal the terms and understandings contained in this Agreement other than to his legal and financial advisors, unless he becomes legally compelled to do so, provided, however, that, prior to any such disclosure, Employee shall give prompt written notice to the Company so that the Company may take any action that it deems necessary or appropriate to seek a protective order or other appropriate remedy. These restrictions do not apply to Sections 3.1 through 3.6.

          3.9 Remedies for Breach by Employee. Employee understands and agrees that the Company's obligation to perform under this Agreement is conditioned upon Employee's covenants and promises to the Company as set forth herein. In the event Employee breaches any such covenants and promises, or causes any such covenants or promises to be breached, Employee acknowledges and agrees that the Company's obligations to perform under this Agreement shall automatically terminate and the Company shall have no further liability or obligation to Employee, or alternatively, that the Company may seek injunctive relief to enforce the provisions of this Agreement. Employee acknowledges and agrees that in the event that he materially breaches any provision of this Agreement, the damage to the Company would be irreparable and that money damages will not adequately compensate the Company for its injuries.


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               Accordingly, Employee agrees that in the event of a material breach, the Company will be entitled to an immediate order from a court of competent jurisdiction commanding Employee to cease his violation and enjoining Employee from further violation. Employee further agrees that the Company would be entitled to recovery of its cost and attorney fees incurred as a result of the violation.

               The remedies available to the Company as set out is this section are not intended to be exclusive of any other remedies to which the Company may be entitled at law or equity, (including but not limited to monetary damages, specific performance, and other injunctive relief), due to breach or threatened breach of any provision of this Agreement.

     4.   RELEASE.

          4.1 IN PARTIAL CONSIDERATION OF THE PERFORMANCE BY THE COMPANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, EMPLOYEE DOES HEREBY FOR HIMSELF, HIS HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS, FOREVER RELEASE, REMISE AND DISCHARGE THE COMPANY, ITS OFFICERS, DIRECTORS, PARENTS, SUBSIDIARIES, AFFILIATES AND THEIR OFFICERS AND DIRECTORS AND THEIR SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY CLAIMS AND CAUSES OF ACTION WHICH HE HAS, HAD OR MAY HAVE EVER HAD, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS WHICH EMPLOYEE HAS, HAD, OR MAY HAVE HAD ARISING OUT OF HIS EMPLOYMENT WITH THE COMPANY OR OTHERWISE RELATING TO OR ARISING OUT OF ANY RELATIONSHIP OR STATUS HE MAY HAVE HAD IN THE PAST WITH THE COMPANY, OR ANY OF ITS AFFILIATES OR SUBSIDIARIES. THE PARTIES SPECIFICALLY CONTEMPLATE THAT THIS RELEASE COVERS ANY POTENTIAL CLAIM BY EMPLOYEE OF AGE DISCRIMINATION OR EMPLOYMENT DISCRIMINATION AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE CIVIL RIGHTS ACT OF 1964, AND ANY OTHER FEDERAL, STATE OR


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               LOCAL LAWS OR ORDINANCES, AND ANY COMMON LAW CLAIMS UNDER TORT,
               CONTRACT OR ANY OTHER THEORIES NOW OR HEREAFTER RECOGNIZED.

          4.2 Employee agrees that no other person (including but not limited to attorneys, heirs, executors, administrators, successors, and assigns) may assert any claim that he has or might have against the Company and further agrees that he will fully cooperate with the Company in seeking dismissal of any such claim that might be raised on his behalf.

          4.3 The Parties agree that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that may be brought, instituted, or taken by Employee, or on his behalf, against the Company and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against the Company, any related companies and subsidiaries, and the directors, officers, employees, and agents of them, including any successors and assigns, relating to employment with the Company and/or the termination of employment with the Company.

          4.4 The release contained in Section 4.1 hereof is not intended to relieve the Company of its obligations under this Agreement to make the payments and provide the benefits under Sections 1 and 2 hereof, but is otherwise fully effective in accordance with its terms as to all other rights, claims or causes of action which Employee has, had or may have had as set forth in Section 4.1 hereof.

          4.5 Employee received this Agreement on December 9, 2005 and had at least forty-five (45) days to consider its terms and conditions, including without limitation, the release provisions of Section
               4.1. By receipt of this proposed Agreement and Release, Employee was advised by the


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               Company to consult with an attorney of Employee's choice before signing this Agreement.

          4.6 Employee's execution of this Agreement is knowing and voluntary, without duress and after an opportunity to consult with his attorney.

     5. WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     6. RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the personal representatives or successors of the parties hereto.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties, and no other statements, representations or understandings form a basis for the mutual promises contained herein, and this Agreement supersedes any other agreements between the parties with respect to the subject matter hereof.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of North Carolina without regard to its conflict of laws principles.

     9. VENUE. The Company and Employee agree that any dispute arising out of this Agreement shall be subject to the exclusive jurisdiction of both the state and federal courts in North Carolina. For that purpose, Employee irrevocably submits to the jurisdiction of the state and federal courts of Guilford County, North Carolina.


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     10.  SUCCESSORS, ASSIGNS, AND REPRESENTATIVES. This Agreement shall inure to and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

     11. PARTIAL INVALIDITY. The Parties agree that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any portion or any provision shall not affect the validity or enforceability of the other portions or provisions. Such provisions shall be appropriately limited and given effect to the extent that they may be enforceable. The Parties further agree that in the event any provision of this Agreement shall be declared invalid and unenforceable by a court of competent jurisdiction that the entire Agreement may be declared voided, ab initio, at the election of the Company.

     12. REVOCATION. Employee understands that this Agreement may be revoked by Employee within seven (7) days after the signing of the Agreement. To revoke the Agreement, Employee understands that he must notify in writing that he no longer wishes to be bound by this Agreement and desires to revoke the Agreement immediately. Any revocation should be sent in writing to Susan L. Williams, Vice President, Human Resources, VF Corporation, 105 Corporate Center Blvd., Greensboro, NC 27408. This Agreement shall not become effective and enforceable until seven (7) days after it has been signed by Employee.

     13.  EMPLOYEE'S ACKNOWLEDGEMENTS.

          13.1 EMPLOYEE AFFIRMS THAT HE HAS CAREFULLY READ THIS ENTIRE AGREEMENT. HE ATTESTS THAT HE POSSESSES SUFFICIENT EDUCATION AND/OR EXPERIENCE TO FULLY UNDERSTAND THE EXTENT AND IMPACT OF ITS PROVISIONS.

          13.2 EMPLOYEE ATTESTS THAT HE HAS BEEN AFFORDED THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR A PERIOD OF FORTY-FIVE (45) DAYS.


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               EMPLOYEE FURTHER ATTESTS THAT HE HAS BEEN ADVISED BY THE COMPANY
               TO DISCUSS THIS AGREEMENT WITH AN ATTORNEY OF CHOICE.

          13.3 EMPLOYEE AFFIRMS THAT HE IS FULLY COMPETENT TO EXECUTE THIS AGREEMENT AND THAT HE DOES SO VOLUNTARILY AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE.

          13.4 EMPLOYEE ACKNOWLEDGES THAT HE HAS RECEIVED A DOCUMENT IDENTIFYING THE JOB TITLES AND AGES OF EACH EMPLOYEE IN THE DECISIONAL UNIT, WHETHER OR NOT EACH EMPLOYEE WAS SELECTED FOR TERMINATION. EACH EMPLOYEE TERMINATED IN THIS REORGANIZATION IS ELIGIBLE FOR SEVERANCE AND RELATED BENEFITS.

     14. COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE. The Parties agree that any payments to be made to Employee hereunder or to be made pursuant to any other plans maintained by the Company in which Employee is a participant, such as the VF Supplemental Executive Retirement Plan, and the VF Executive Deferred Savings Plans that are subject to the requirements of Section 409A of the Internal Revenue Code, will be made in a manner intended to comply with the provisions of Section 409A to avoid, to the extent possible, the imposition of any excise or other penalty tax on the Employee or the Company and that the provisions of this Agreement and such plans will be interpreted accordingly. .

THE UNDERSIGNED HEREBY STATE THAT THEY HAVE CAREFULLY READ THE FOREGOING AGREEMENT AND RELEASE AND KNOW THE CONTENTS THEREOF AND SIGN THE SAME OF THEIR OWN FREE ACT.


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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the dates set forth below.

VF Corporation                          EMPLOYEE:


By: /s/ Susan L. Williams               /s/ John P. Schamberger
    ---------------------------------   ----------------------------------------
    Susan L. Williams                   John P. Schamberger
    Vice President, Human Resources

Date: January 11, 2006                  Date: January 11, 2006
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